1
Exhibit 32.2
I, Kofi

A. Bruce,

Chief Financial

Officer

of General

Mills, Inc.

(the “Company”),

certify,

pursuant

to Section

906 of

the Sarbanes-
Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)

the Quarterly

Report on

Form 10-Q

of the

Company for

the fiscal quarter

ended August

27, 2023

(the “Report”)

fully complies
with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act

of 1934; and
(2)

the information

contained in

the Report

fairly presents,

in all

material respects,

the financial

condition and

results of

operations
of the Company.
Dated: September 20, 2023
/s/ Kofi A. Bruce

Kofi A. Bruce
Chief Financial Officer